EX-99.1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A Common Stock of PetIQ, Inc. and further agree that this Agreement be included as an exhibit to such filing. Each party to the agreement expressly authorized each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.
In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf as of September 23, 2022.

AFR Concentrated Value, L.P.
By: AFR CV GP, LLC
its general partner
By: /s/ Theodore Wagenknecht
Managing Member

AFR Value Partners, L.P.
By: AFR VP GP, LLC
its general partner
By: /s/ Theodore Wagenknecht
Managing Member

AFR CV GP, LLC
By: /s/ Theodore Wagenknecht
Managing Member

AFR VP GP, LLC
By: /s/ Theodore Wagenknecht
Managing Member

Applied Fundamental Research, LLC
By: /s/ Denitsa Brown
Denitsa Brown, Chief Compliance Officer